Exhibit 1.02
Pitney Bowes Inc. Conflict Minerals Report
(as required by Item 1.01 and 1.02 of Form SD)

Pitney Bowes Inc. (“we,” “us,” “our,” or the “Company”) submits this report pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 and adopted by the Securities and Exchange Commission pursuant to Section 1502 of the Dodd-Frank Financial Reform and Consumer Protection Act (the “Act”). This report describes the inquiry the Company undertook to obtain information from internal and external sources to ascertain whether any Pitney Bowes product contains any tantalum, tin, tungsten or gold (“Conflict Minerals” or “3TG”) that originated in the Democratic Republic of the Congo or adjoining countries, as defined in the Act (collectively, the “Covered Countries”), and the due diligence Pitney Bowes conducted on the source and chain of custody of such minerals. This report covers parts and products manufactured or contracted to manufacture by the Company in the 2014 calendar year.
To maximize the efficiency of our inquiry and avoid having to conduct additional inquiry and outreach to our supply chain if we needed further information, we combined our reasonable country of origin inquiry with our due diligence process. Based on Pitney Bowes’ inquiry, we have found that Conflict Minerals are necessary to the functionality or production of some of our products manufactured or contracted to manufacture in 2014. Based on our due diligence for these 2014 products, all of our responding suppliers have either stated that none of the 3TG in our products comes from Covered Countries, or that they are still collecting their own supply base information in order to provide us with a response on the source for the 3TG minerals used in our products. Our due diligence activities are further described in this report.
1. Pitney Bowes’ Design of Due Diligence
A. Due Diligence Framework
We designed our due diligence to conform, in all material respects, with the framework set out in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”), published by the Organisation for Economic Cooperation and Development (the “OECD”). Since the Company does not buy Conflict Minerals directly from mines, smelters or refiners, we must rely on our suppliers to provide us with information regarding the source of the Conflict Minerals contained in the products and parts those suppliers provide to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. In this regard, we have designed our due diligence to leverage the due diligence tools developed by the Conflict-Free Sourcing Initiative (“CFSI”), including a supplier survey based on the CFSI’s Conflict Minerals Reporting Template (the “Template”), which is designed to help companies identify the smelters and refiners that process the Conflict Minerals in a company’s supply chain. We have incorporated the following OECD five-step, risk-based approach to 3TG due diligence into the design of our Conflict Minerals due diligence program:

•	establish and maintain appropriate internal management systems to identify and manage the 3TG in our global supply chain;

•	identify and assess any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;

•	design and implement a strategy to respond to 3TG risks in our supply chain;

•	support independent auditing of smelter and refiner due diligence practices; and

•	report publicly on supply chain due diligence.

B. Scope of Due Diligence.
In order to determine if products manufactured or contracted to manufacture by Pitney Bowes contain 3TG sourced from Covered Countries, we sought out industry best practices, reviewed current guidance from various associations such as the OECD and the Information Technology Industry Council (“ITIC”), and attended industry association meetings to assess how other multinational corporations were approaching Conflict Minerals compliance.
Working with outside consultants, we developed a Conflict Minerals survey based on the Template and guidance from the CFSI and ITIC. We sent the Conflict Minerals survey to the 100 suppliers who provide nearly 95% of the total dollar spend for Pitney Bowes (the “Surveyed Suppliers”). We asked the Surveyed Suppliers to respond with certain information, including their Conflict Minerals policies, usage of 3TG, and the smelters and refiners of Conflict Minerals in their supply chains.
Surveyed Suppliers who completed the survey were asked to attest to the accuracy of their survey responses. The Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond.
We collected and tracked the survey responses in our product compliance database for consolidation, validation and further analyses. We also generated monthly status reports to track and review our progress in data collection and evaluate which suppliers needed additional help in completing the survey.
C. Due Diligence Results for Pitney Bowes’ 2014 Products
Based on our due diligence, we determined that Conflict Minerals were necessary to the functionality or production of various products from our hardware product offerings list, which includes a varied array of equipment that processes direct mail and/or enables transactional mail management and analytics that we manufactured or contracted to manufacture in 2014.
In particular, these products are: postage meters, low-/medium-/high-volume mailing systems that can weigh, seal and apply postage to envelopes; inserters; sorters; folders; mail openers; tabbers; scales; mail kiosks; monitors; printers; accessories; and peripherals.
As a downstream company, we are several levels removed from mining minerals. We did not buy any minerals directly from mines, smelters or refiners for use in these 2014 products.
Below is a summary of the facilities (smelters and refiners) reported by our responding Surveyed Suppliers. In their responses, many Surveyed Suppliers identified all of the facilities potentially associated with all of their product offerings and did not always limit the information to products supplied to Pitney Bowes. Accordingly, we were unable to confirm that all of the reported facilities listed in Annex A below necessarily processed the 3TG contained in our relevant 2014 products.
Information regarding the countries from which these facilities source 3TG is not publicly available and was not provided to us by our Surveyed Suppliers. Our efforts to determine the mine or location of origin of the Conflict Minerals in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this report, including our efforts to seek information from suppliers through a survey process. The table below lists the locations of the facilities identified by the Surveyed Suppliers. For a complete list of the smelters and refiners identified by the Surveyed Suppliers, please refer to Appendix A.

3TG Element	Facility Location
Gold
Australia, Belgium, Brazil, Canada, Chile, China, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Kyrgyzstan, Mexico, Philippines, Russia, Saudi Arabia, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, The Netherlands, Turkey, United States, Uzbekistan

Tungsten (Wolframite)	Austria, China, Germany, Indonesia, Japan, Russia, Sweden, United States
Tantalum (Columbite-tantalite)	Austria, Canada, China, Germany, India, Japan, Kazakhstan, Russia, South Africa, United States
Tin (Cassiterite)	Belgium, Bolivia, Brazil, China, Germany, Indonesia, Japan, Korea, Malaysia, Peru, Philippines, Poland, Russia, Taiwan, Thailand, United States

D. Pitney Bowes’ Conflict Minerals Disclosure Posting
We have made public our activities related to Conflict Minerals in our Corporate Responsibility Report published in October 2013. We have also posted this Conflict Minerals Report on our website (follow this link for more information: http://www.pb.com/Our-Company/Corporate-Responsibility/Clients-and-Suppliers/index.shtml.)
2. Pitney Bowes’ Due Diligence Measures Undertaken for 2014 Products
In an effort to continue to identify and mitigate the risk that the use of 3TG in our products going forward may benefit armed groups involved in civil strife in the Covered Countries, we have adopted the OECD’s Guidance on supply chain 3TG due diligence to help us create a risk management program for product stewardship requirements (including Conflict Minerals) which includes:

•	establishing and maintaining appropriate internal management systems to identify and manage the 3TG in our global supply chain;

•	identifying and assessing any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;

•	designing and implementing a strategy to respond to 3TG risks in our supply chain;

•	supporting independent auditing of smelter and refiner due diligence practices; and

•	reporting publicly on supply chain due diligence.
A. Development of an Internal, Strong Management System.
1. High level management oversight
In order to provide effective management support for, and high level escalation of issues relating to, the Company’s overall supply chain due diligence efforts (inclusive of conflict minerals), we formed two cross-functional teams: the Environmental Product Compliance Team (the “Product Compliance Team”) and the Environmental Committee (the “Environmental Committee”).
The Product Compliance Team is comprised of representatives from Procurement, Supply Chain, Quality, Engineering, Environmental Health and Safety (“EHS”), Finance and Global Product Line Management and other support groups. This team is responsible for assisting the Company in meeting the requirements of global product-compliance regulations.
The Environmental Committee is made up of departmental managers holding senior positions in various departments in the company including: Procurement, Global Supply Chain, Engineering, EHS, Quality, Ethics and Business Practices, Legal, Finance, Business Continuity, Global Product Line Management, Enterprise Risk and Internal Audit and oversees the work of the Product Compliance Team. The Environmental Committee is tasked with providing guidance, authorizing the financial and human resources needed, and enforcing corrective action measures within

Company operations and within our supply chain. The Environmental Committee reports potential issues and company risks to the Enterprise Risk Management team. The Enterprise Risk Management team, comprised or members or senior management from various functions and business units, reviews the Company’s efforts in managing a wide range of risks of the Company.
2. Pitney Bowes’ Conflict Minerals policy and procedures
We established a conflict minerals policy to guide our communications with and expectations for suppliers regarding Conflict Minerals. It is the Company’s goal that we will not knowingly manufacture or contract to manufacture products that include 3TG minerals that originate from the Covered Countries unless they were processed by facilities that are certified as “conflict free” or came from recycled or scrap sources. We communicated our expectation that our Surveyed Suppliers source product, parts and components from socially responsible sources, and conduct reasonable due diligence on their supply chains in an effort to assure that 3TG minerals are not knowingly sourced from the Covered Countries unless they were processed by facilities that are certified as “conflict free” or came from recycled or scrap sources.

We also adopted certain procedures and took the following steps regarding our use of 3TG:

•	updated our Supplier Code of Conduct with a new section that outlines Conflict Minerals and other product compliance requirements;

•	revised our engineering standards and specifications to include requirements to specify that suppliers must meet Section 1502€(4) of the Dodd Frank Act;

•	amended our audit templates to include periodic audits of supplier requirements with respect to products containing 3TG;

•	developed a new supplier and product review process that includes consideration of Conflict Minerals issues;

•	updated and distributed to all new suppliers our contractual language regarding certification that 3TG from Covered Countries is conflict free or came from recycled or scrap sources;

•	published Conflict Minerals information on our website and in our Corporate Responsibility Report;

•	added Conflict Minerals to the Enterprise Risk Management review activity to ensure frequent review by our management;

•
included review of Conflict Minerals supply chain data and related processes to the Company’s annual schedule of environmental compliance reviews of key suppliers that cover, among other things, product environmental regulatory compliance.

•	educated over 600 employees, Surveyed Suppliers and other partners on the need to support the Company in not using Conflict Minerals s that support conflict in the Covered Countries;

•	required Surveyed Suppliers to complete surveys tracing any metals that may contain Conflict Minerals back to their smelters and refineries;

•	developed internal policies, written procedures, tools and training to ensure effective implementation of our Conflict Minerals management program;

•	tracked and reported supplier data in a product compliance information database;

•	worked with certain suppliers to eliminate the use of Conflict Minerals that may support conflict in the Covered Countries; and

•	benchmarked Conflict Minerals best practices with other multinational corporations.
We also revised our written internal product environmental compliance requirements to include Conflict Minerals requisites as documented in our Environmental Compliance Standard Operating System.
3. Pitney Bowes’ system of controls and transparency over the 3TG supply chain
As part of the Company’s broader requirement that our suppliers provide us with accurate and complete information relating to the sources of all substances contained in any product, part or component they provide to us, we required that Surveyed Suppliers provide us with information on Conflict Minerals contained in such products, parts or components. Surveyed Suppliers could meet this requirement for Conflict Minerals purposes by establishing their own due diligence programs. If a Surveyed Supplier did not know the original source of the Conflict Minerals contained in the product, part or component it supplied to us, we required that the supplier cooperate with us by urging its suppliers and partners to disclose such information, so that the original source of those substances could be accurately determined and reported.
Surveyed Suppliers who failed to meet our requirements for (i) disclosure of product or parts sourcing information and (ii) sourcing from socially responsible supply chains were subject to additional evaluation to determine whether further engagement or escalation were necessary.
4. Pitney Bowes’ engagement with suppliers
The Company has multiple methods to encourage our suppliers to commit to our policies requiring responsible supplier operations. We have communicated our Conflict Minerals requirements to our Surveyed Suppliers, and other product stewardship requirements, as applicable, to our global supply chain. In connection with our data collection efforts, we have explained to our suppliers our requirements that they conduct their operations as socially responsible suppliers. In addition, we have revised our supplier form contract wording to include compliance with our Conflict Minerals efforts. Our supplier contracts have long contained provisions giving us the right to conduct unannounced visits to supplier sites and to request documentation to confirm the supplier’s compliance with our policies and contractual requirements. Our Surveyed Suppliers have received training regarding Conflict Minerals requirements and completion of our product compliance database. In addition, as mentioned above, we also (i) revised our engineering standards to require compliance verification data with respect to Conflict Minerals be entered into a product compliance database, (ii) updated our standard contract language to require supplier submission of Conflict Minerals information in connection with Section 1502 of the Dodd-Frank Act, and (iii) revised our Supplier Code of Conduct to include additional requirements with respect to (A) suppliers investigating the origins of 3TG and providing requested environmental product data to the Company, (B) the Company’s right to audit suppliers’ compliance with the Supplier Code of Conduct, and (C) suppliers’ certification of compliance with applicable laws and regulations in connection with the manufacture of products and parts it supplies to the Company.
5. Pitney Bowes’ Company-level grievance mechanism
For many years, Pitney Bowes has maintained an Ethics Help Line which is available toll-free, 24 hours a day, seven days a week. The Ethics Help Line is operated by an outside firm and enables employees, customers and others to make inquiries and report concerns about potential violations of Company policy or the law, in many languages, without fear of retaliation. Anyone can contact the Ethics Help Line to report any concerns about Conflict Minerals that may be contained in our products.
B. Identification and Assessment of Risk in Our Supply Chain.
The Company intends to continue its program of conducting supply chain due diligence and risk assessment on supplier sources of 3TGs as described above in Section 1.
C. Strategy for Responding to Identified Risks in Our 3TG Supply Chain.
As described above, the Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond so that we could understand what was preventing them from submitting a full and final attestation regarding their product line. The Product Compliance Team also reviewed the data from the product compliance database to determine which Surveyed Suppliers had data gaps, had raised questions or had not been responsive. Any Surveyed Suppliers that were considered non-responsive or higher risk were escalated to designated internal teams and management for further evaluation as they were identified.
We also reported the findings and information gathered through our inquiry and due diligence to Pitney Bowes senior management.
D. Support for Independent Third-party Audits of Supply Chain Due Diligence
Since we do not have direct relationships with smelters or refiners, we did not perform direct audits of these entities’ supply chains of Conflict Minerals. However, we supported the development and implementation of smelter and refiner sourcing audits conducted by independent third parties and industry groups, such as the CFSI’s Conflict-Free

Smelter Program, through our conflict minerals policy and expectations regarding conflict-free sourcing of minerals from the Covered Countries.
3. Future Actions to Further Minimize Any Risk of Conflict Minerals Benefitting Armed Groups
The Company will continue to request information from our supply chain in order to meet the requirements of the Act. Where there is reason to believe that a supplier is not honoring its contractual obligations to adopt a policy and provide the necessary data to us, we will work with the supplier to address the non-compliance. In the event of continued non-compliance, we will consider appropriate measures including, if and as appropriate, termination of our relationship with a supplier. We will also continue to enhance our program by developing and implementing a supplier escalation protocol to ensure consistent and thorough management of unresponsive suppliers. This protocol will document our supplier engagement and how we interact with unresponsive suppliers or suppliers who provide incomplete, questionable or indeterminable information to bring them into compliance with Pitney Bowes’ risk management plan. These actions may include communicating with suppliers to understand their progress and plans and engaging with our suppliers to identify alternative sources of 3TG that are certified as “conflict-free”.

Appendix A
List of Smelters / Refiners Identified by the Surveyed Suppliers

Smelter Name	Mineral	Smelter Country
Metallurgical Products India (Pvt.) Ltd.	Tantalum	India
A.L.M.T. Corp.	Tungsten	Japan
Aida Chemical Industries Co. Ltd.	Gold	Japan
Aida Chemical Industries Co.	Gold	Japan
Allgemeine Gold- und Silberscheideanstalt A.G.	Gold	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Uzbekistan
AngloGold Ashanti Mineração Ltda	Gold	Brazil
Argor-Heraeus SA	Gold	Switzerland
Asahi Pretec Corp	Gold	Japan
Asaka Riken Co Ltd	Gold	Japan
Asaka Riken Co.	Gold	Japan
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	Turkey
ATI Tungsten Materials	Tungsten	U.S.
Aurubis AG	Gold	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Philippines
Boliden AB	Gold	Sweden
Cabot Supermetals Global	Tantalum	U.S.
Caridad	Gold	Mexico
Cendres + Metaux SA	Gold	Switzerland
Central Bank of the DPR of Korea	Gold	South Korea
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Tin	Brazil
Chaozhou Xianglu Tungsten Industry Co Ltd	Tungsten	China
Chimet SpA	Gold	Italy
China Minmetals Corp.	Tungsten	China
China Minmetals Nonferrous Metals Co Ltd	Tungsten	China
China National Non-ferrous & Jiangxi Co.	Tungsten	China
Chongyi Zhangyuan Tungsten Co Ltd	Tungsten	China
Chugai Mining	Gold	Japan
Chugal Mining Co.	Gold	China
CNMC (Guangxi) PGMA Co. Ltd.	Tin	China
Codelco	Gold	Chile
Cookson	Tin	U.S.
Cookson Group	Gold	Japan
Cooper Santa	Tin	Brazil
CV DS Jaya Abadi	Tin	Indonesia
CV Duta Putra Bangka	Tin	Indonesia
CV Nurjanah	Tin	Indonesia
CV Prima Timah Utama	Tin	Indonesia
CV Serumpun Sebalai	Tin	Indonesia
CV United Smelting	Tin	Indonesia
Daejin Indus Co. Ltd	Gold	South Korea

DaeryongENC	Gold	South Korea
Daewoo International	Tin	Korea
Dayu Weiliang Tungsten Co.	Tungsten	China
Do Sung Corporation	Gold	South Korea
Dowa	Gold	Japan
Duoluoshan	Tantalum	China
EM Vinto	Tin	Bolivia
Exotech Inc.	Tantalum	U.S.
F&X Electro-Materials Ltd.	Tantalum	China
Feinhutte Halsbrucke GmbH	Tin	Germany
Fenix Metals	Tin	Poland
FSE Novosibirsk Refinery	Gold	Russia
Fujian Jinxin Tungsten Co. Ltd.	Tungsten	Japan
Gannon & Scott	Tantalum	U.S.
Ganzhou Grand Sea W & Mo Group Co Ltd	Tungsten	China
Ganzhou Grand Sea W & Mo Group Co.	Tungsten	China
Ganzhou Huaxing Tungsten	Tungsten	China
Geiju Non-Ferrous Metal Processing Co. Ltd.	Tin	China
Gejiu Non-ferrous	Tin	China
Gejiu Zi-Li	Tin	China
Global Advanced Metals	Tantalum	U.S.
Global Tungsten & Powders Corp	Tungsten	U.S.
Gold Bell Group	Tin	China
H.C. Starck GmbH	Tantalum	Germany
HC Starck GmbH	Tungsten	Germany
Heimerle + Meule GmbH	Gold	Germany
Heraeus Ltd Hong Kong	Gold	Hong Kong
Heraeus Precious Metals GmbH & Co. KG	Gold	Germany
Heraeus Precious Metals	Tin	Germany
Heraeus Precious Metals	Gold	Korea
Hi-Temp	Tantalum	U.S.
Huichang Jinshunda Tin Co. Ltd	Tin	China
Hunan Chenzhou Mining Group Co	Tungsten	China
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co. Ltd.	Tungsten	U.S.
Hunan Chun-chang Non-Ferrous Smelting	Tungsten	Austria
Hwasung CJ Co. Ltd	Gold	South Korea
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold	China
Ishifuku Metal Industry Co., Ltd.	Gold	Japan
Istanbul Gold Refinery	Gold	Turkey
Japan Mint	Gold	Japan
Japan New Metals Co Ltd	Tungsten	Japan
Jiangxi Copper Company Limited	Gold	China
Jiangxi Nanshan	Tin	China
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Tungsten	China
Jiangxi Tungsten Industry Group Co Ltd	Tungsten	China
JiuJiang JinXin Nonferrous Metals Co. Ltd.	Tantalum	China

JiuJiang JinXin Nonferrous Metals Co. Ltd.	Tantalum	China
Jiujiang Tambre	Tantalum	China
Johnson Matthey Inc	Gold	U.S.
Johnson Matthey Limited	Gold	Canada
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Russia
JSC Uralectromed	Gold	Russia
JX Nippon Mining & Metals Co., Ltd	Gold	Japan
Kai Unita Trade Limited Liability Company	Tin	China
Kazzinc Ltd	Gold	Kazakhstan
Kemet Blue Powder	Tantalum	U.S.
Kennametal Inc.	Tungsten	U.S.
Kennecott Utah Copper	Gold	U.S.
Kojima Chemicals Co. Ltd	Gold	Japan
Kojima Chemicals Co.	Gold	Japan
Korea Metal Co. Ltd	Gold	South Korea
Kyrgyzaltyn JSC	Gold	Kyrgyzstan
L' azurde Company For Jewelry	Gold	Saudi Arabia
Lingbao Jinyuan Tonghu	Tin	China
Linwu Xianggui Smelter Co	Tin	China
Liuzhou China Tin	Tin	China
LS-Nikko Copper Inc	Gold	South Korea
Ltd	Tin	China
Ltd	Tungsten	China
Ltd	Gold	Australia
Ltd	Gold	Spain
Ltd	Gold	Korea
Ltd	Gold	Japan
Ltd.	Tin	China
Malaysia Smelting Corp	Tin	Malaysia
Malaysia Smelting Corporation (MSC)	Tin	Malaysia
Materion	Gold	U.S.
Matsuda Sangyo Co. Ltd	Gold	Japan
Metallo Chimique	Tin	Belgium
Metallurgical Products India Pvt Ltd.	Tantalum	India
Metalor Technologies (Hong Kong) Ltd	Gold	Hong Kong
Metalor Technologies SA	Gold	Switzerland
Metalor USA Refining Corporation	Gold	U.S.
Met-Mex Peñoles, S.A.	Gold	Mexico
Mineração Taboca S.A.	Tin	Brazil
Minmetals Ganzhou Tin Co. Ltd.	Tin	China
Minsur	Tin	Peru
Mitsubishi Materials Corporation	Gold	Japan
Mitsubishi Materials Corporation	Tin	Japan
Mitsui Mining & Smelting	Tantalum	Japan
Mitsui Mining and Smelting Co., Ltd.	Gold	Japan
Moscow Special Alloys Processing Plant	Gold	Russia

Nadir Metal Rafineri San. Ve Tic. A.ª.	Gold	Turkey
nancang <etal Material Co.	Tin	China
Navoi Mining and Metallurgical Combinat	Gold	Uzbekistan
Nihon Material Co. LTD	Gold	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	China
Novosibirsk	Tin	Russia
Novosibirsk Integrated Tin Works	Tin	Russia
O.M. Manufacturing Philippines Inc.	Tin	Philippines
Ohio Precious Metals LLC.	Gold	U.S.
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Gold	Russia
OJSC Kolyma Refinery	Gold	Russia
OMSA	Tin	Bolivia
PAMP SA	Gold	Switzerland
Pan Pacific Copper Co. LTD	Gold	Japan
Perth mint	Gold	Japan
Plansee	Tantalum	Austria
Plansee	Tungsten	Japan
Prioksky Plant of Non-Ferrous Metals	Gold	Russia
PT Alam Lestari Kencana	Tin	Indonesia
PT Aneka Tambang (Persero) Tbk	Gold	Indonesia
PT Artha Cipta Langgeng	Tin	Indonesia
PT Babel Inti Perkasa	Tin	Indonesia
PT Bangka Kudai Tin	Tin	Indonesia
PT Bangka Putra Karya	Tin	Indonesia
PT Bangka Timah Utama Sejahtera	Tin	Indonesia
PT Belitung Industri Sejahtera	Tin	Indonesia
PT BilliTin Makmur Lestari	Tin	Indonesia
PT Bukit Timah	Tin	Indonesia
PT Fang Di MulTindo	Tin	Indonesia
PT Koba Tin	Tin	Indonesia
PT Mitra Stania Prima	Tin	Indonesia
PT Refined Banka Tin	Tin	Indonesia
PT Sariwiguna Binasentosa	Tin	Indonesia
PT Stanindo Inti Perkasa	Tin	Indonesia
PT Tambang Timah	Tin	Indonesia
PT Timah	Tin	Indonesia
PT Timah Nusantara	Tin	Indonesia
PT Tinindo Inter Nusa	Tin	Indonesia
PX Précinox SA	Gold	Switzerland
Rand Refinery (Pty) Ltd	Gold	South Africa
RFH	Tantalum	China
Royal Canadian Mint	Gold	Canada
Rui Da Hung	Tin	Taiwan
Sabin Metal Corp.	Gold	U.S.
SAMWON METALS Corp.	Gold	South Korea
Sandvik Material Technology	Tungsten	Sweden

Schone Edelmetaal	Gold	The Netherlands
SEMPSA Joyeria Plateria SA	Gold	Spain
Senju Metal Industry Co.	Tin	Japan
Shandong Zhaojin Gold & Silver Refinery Co., Ltd	Gold	China
Sincemat Co.	Tungsten	China
Smelter Not Identified	Tungsten
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Russia
Solar Applied Materials Technology Corp.	Gold	Taiwan
Solikamsk Metal Works	Tantalum	Russia
Sumitomo Metal Mining Co.	Tungsten	China
Sumitomo Metal Mining Co., Ltd.	Gold	Japan
Suzhou Xingrui Noble	Gold	China
Taki Chemicals	Tantalum	Japan
Taki Chemicals	Tantalum	Japan
Tanaka Kikinzoku Kogyo K.K.	Gold	Japan
Tantalite Resources	Tantalum	South Africa
Tejing (Vietnam) Tungsten Co Ltd	Tungsten	Indonesia
Telex	Tantalum	U.S.
Thailand Smelting and Refining Co. Ltd.	Tin	Thailand
Thaisarco	Tin	Thailand
The Great Wall Gold and Silver Refinery of China	Gold	China
THE HUTTI GOLD MINES CO.LTD	Gold	India
The Refinery of Shandong Gold Mining Co., Ltd	Gold	China
Tokuriki Honten Co., Ltd	Gold	Japan
Torecom	Gold	South Korea
Ulba	Tantalum	Kazakhstan
Umicore Brasil Ltda	Gold	Brazil
Umicore SA Business Unit Precious Metals Refining	Gold	Belgium
Valcambi SA	Gold	Switzerland
Western Australian Mint trading as The Perth Mint	Gold	Australia
White Solder Metalurgia	Tin	Brazil
Wolfram Bergbau und Hütten AG	Tungsten	Austria
Wolfram Company CJSC	Tungsten	Russia
Xiamen Tungsten Co Ltd	Tungsten	China
Xstrata Canada Corporation	Gold	Canada
xxxx	Tantalum	Canada
Yokohama Metal Co Ltd	Gold	Japan
Yunnan Chengfeng	Tin	China
Yunnan Tin Company Limited	Tin	China
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	China
Zhuzhou Cement Carbide	Tantalum	China
Zhuzhou Cemented Carbide Group Co Ltd	Tungsten	China
Zijin Mining Group Co. Ltd	Gold	China